As filed with the Securities and Exchange Commission on February 16, 2021

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AmpliTech Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3669	27-4566352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AmpliTech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Darrin Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 Telephone: (212) 930-9700	Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Tel.: (585) 232-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-251260

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share	$1,840,000	$200.74
Common Stock included as part of the Units	—	—
Warrants to purchase shares of Common Stock included as part of the Units	—	—
Shares of Common Stock issuable upon exercise of the Warrants	$1,840,000	$200.74
Underwriter’s Warrants	—	—
Shares of Common Stock issuable upon exercise of the underwriter’s Warrants	$105,600	$11.52
Total	$3,785,600	$413.00

CALCULATION OF REGISTRATION FEE

(1)

Represents only the additional dollar amount of securities being registered and includes the additional dollar amount of securities that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-251260).

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

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This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

AmpliTech Group, Inc. (the “Company”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-251260) filed by the Company with the SEC on December 10, 2020, as amended on February 5, 2021, and declared by the SEC effective on February 16, 2021, including in each case the exhibits thereto, are incorporated herein by reference.

The Company is filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $3,785,600.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

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                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bohemia, State of New York, on February 16, 2021.

AMPLITECH GROUP, INC.

/s/ Fawad Maqbool
Fawad Maqbool
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fawad Maqbool	President, Chief Executive Officer and Chairman of the Board of Directors	February 16, 2021
Fawad Maqbool	(Principal Executive Officer)

/s/ Louisa Sanfratello	Chief Financial Officer and Director	February 16, 2021
Louisa Sanfratello	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Lee	Director	February 16, 2021
Andrew Lee

/s/ Daniel Mazziota	Director	February 16, 2021
Daniel Mazziota

/s/ Matthew Kappers	Director	February 16, 2021
Matthew Kappers

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